Rule 424(b)(3)
                                                              File No. 333-77295


                                                           PROSPECTUS SUPPLEMENT



                      Protection One Alarm Monitoring, Inc.
                              818 S. Kansas Avenue
                              Topeka, Kansas 66612

                                                                     May 1, 2001


            Re: Offer to Exchange Registered Series B 8 1/8% Senior Subordinated Notes due 2009 for Any and All
                 Outstanding 8 1/8% Senior Subordinated Notes due 2009
                 -----------------------------------------------------

Dear Investor:

     Please note the following change to the Prospectus dated April 27, 2001 relating to the above-referenced offering.

     On page 8, the text next to the heading "Maturity Date" is replaced in its entirety with the following: "January 15, 2009."


                                     PROTECTION ONE ALARM MONITORING, INC.